Publicis Groupe S.A.
F6 File No.:  333140339
The Par Value is EUR 0.40
Exhibit A to Deposit Agreement
No.________________________________
____
AMERICAN DEPOSITARY SHARES
(Each American Depositary Share
entitles
the Owner to receive one (1) deposited
Share)
THE BANK OF NEW YORK
AMERICAN DEPOSITARY RECEIPT
FOR THE COMMON SHARES OF
THE
PAR VALUE OF FRF 2.5 EACH OF
PUBLICIS GROUPE S.A.
(INCORPORATED UNDER THE
LAWS OF THE REPUBLIC OF
FRANCE)
      The Bank of New York as
depositary (hereinafter called the
Depositary), hereby certifies that
_____________________________, or
registered assigns IS THE OWNER OF
___________________________________
______________
AMERICAN DEPOSITARY SHARES
representing common shares, par value FRF
2.5 each (herein called Shares), of Publicis
Groupe S.A., incorporated under the laws
of The Republic of France (herein called
the Company).  At the date hereof, each
American Depositary Share entitles the
Owner thereof to receive one (1) Share
which is either deposited or subject to
deposit under the deposit agreement at the
designated Paris office of Credit Lyonnais
(herein called the Custodian).  The
Depositarys Corporate Trust Office is
located at a different address than its
principal executive office.  Its Corporate
Trust Office is located at 101 Barclay
Street, New York, N.Y. 10286, and its
principal executive office is located at One
Wall Street, New York, N.Y. 10286.
THE DEPOSITARYS CORPORATE
TRUST OFFICE ADDRESS IS
101 BARCLAY STREET, NEW YORK,
N.Y.  10286


1.	THE DEPOSIT AGREEMENT.
      This American Depositary Receipt
is one of an issue (herein called Receipts),
all issued and to be issued upon the terms
and conditions set forth in the amended and
restated Deposit Agreement, dated as of
September 11, 2000 (herein called the
Deposit Agreement), by and among the
Company, the Depositary, and all Owners
and holders from time to time of Receipts
issued thereunder, each of whom by
accepting a Receipt agrees to become a
party thereto and become bound by all the
terms and conditions thereof.  The Deposit
Agreement sets forth the rights of Owners
and holders of the Receipts and the rights
and duties of the Depositary in respect of
the Shares deposited thereunder and any
and all other securities, property and cash
from time to time received in respect of
such Shares and held thereunder (such
Shares, securities, property, and cash are
herein called Deposited Securities).  Copies
of the Deposit Agreement are on file at the
Depositarys Corporate Trust Office in New
York City and at the office of the
Custodian.
      The statements made on the face
and reverse of this Receipt are summaries
of certain provisions of the Deposit
Agreement and are qualified by and subject
to the detailed provisions of the Deposit
Agreement, to which reference is hereby
made. Capitalized terms not defined herein
shall have the meanings set forth in the
Deposit Agreement.
2.	SURRENDER OF RECEIPTS
AND WITHDRAWAL OF
SHARES.
      Upon surrender at the Corporate
Trust Office of the Depositary of this
Receipt, and upon payment of the fee of the
Depositary provided in this Receipt, and
subject to the terms and conditions of the
Deposit Agreement, the Companys statuts
and the Deposited Securities, the Owner
hereof is entitled to the transfer of the
Deposited Securities to an account in the
name of such Owner or such name as shall
be designated by such Owner maintained by
the Company or the Foreign Registrar in the
case of Shares in registered form, or
maintained by the Custodian, as an
accredited financial intermediary, acting as
agent on behalf of and in the name of such
Owner or such name as shall be designated
by such Owner in the case of Shares in
bearer form, of the amount of the Deposited
Securities at the time corresponding to such
Receipt.  Such transfer shall be made, as
hereinafter provided, without unreasonable
delay.
      In the event any delivery of
Deposited Securities under Section 2.5 of
the Deposit Agreement would otherwise
require delivery of fractional Deposited
Securities, the Depositary may sell the
amount of Deposited Securities
corresponding to the aggregate of such
fractions and distribute the net proceeds, all
in the manner and subject to the conditions
described in Section 4.1 of the Deposit
Agreement.
3.	TRANSFERS, SPLITUPS, AND
COMBINATIONS OF
RECEIPTS.
      The transfer of this Receipt is
promptly registrable on the books of the
Depositary at its Corporate Trust Office by
the Owner hereof in person or by a duly
authorized attorney, upon any surrender of
this Receipt properly endorsed for transfer
or accompanied by proper instruments of
transfer and funds sufficient to pay any
applicable transfer taxes and the expenses
of the Depositary, and duly stamped as may
be required by the laws of the State of New
York and of the United States of America,
and upon compliance with such regulations,
if any, as the Depositary may establish for
such purpose.  This Receipt may be split
into other such Receipts, or may be
combined with other such Receipts into one
Receipt, evidencing the same aggregate
number of American Depositary Shares as
the Receipt or Receipts surrendered.  The
Depositary shall ensure that it has on hand
at all times a sufficient supply of Receipts
to meet the demands for transfer.  As a
condition precedent to the execution and
delivery, registration of transfer, splitup,
combination, or surrender of any Receipt or
withdrawal of any Deposited Securities, the
Depositary, the Custodian, or Registrar may
require payment from the depositor of
Shares or the presentor of the Receipt of a
sum sufficient to reimburse it for any tax or
other governmental charge and any stock
transfer or registration fee with respect
thereto (including any such tax or charge
and fee with respect to Shares being
deposited or withdrawn) and payment of
any applicable fees as provided in this
Receipt, may require the production of
proof satisfactory to it as to the identity and
genuineness of any signature and may also
require compliance with any regulations
the Depositary may establish consistent
with the provisions of the Deposit
Agreement or this Receipt, including,
without limitation, paragraph 24 of this
Receipt.
      The delivery of Receipts against
deposits of Shares generally or against
deposits of particular Shares may be
suspended, registration of or the transfer of
Receipts in particular instances may be
refused, or the registration of transfer of
outstanding Receipts generally may be
suspended, during any period when the
transfer books of the Depositary are closed,
or if any such action is deemed necessary or
advisable by the Depositary or the
Company at any time or from time to time
because of any requirement of law or of any
government or governmental body or
commission, or under any provision of the
Deposit Agreement, the statuts of the
Company or this Receipt, or for any other
reason, subject to the provisions of the
following sentence.  The surrender of
outstanding Receipts and withdrawal of
Deposited Securities may not be suspended
except as permitted in General Instruction
I(A)1 to Form F6 (as may be amended
from time to time) under the Securities Act
of 1933, which currently permits
suspension only in connection with (i)
temporary delays caused by closing the
transfer books of the Depositary or the
Company or the appointed agent for the
Company for the registration of transfer of
such Shares or the deposit of Shares in
connection with voting at a shareholders
meeting, or the payment of dividends, (ii)
the payment of fees, taxes and similar
charges, and (iii) compliance with any U.S.
or foreign laws or governmental regulations
relating to the Receipts or to the withdrawal
of the Deposited Securities. Without
limitation of the foregoing, the Depositary
shall not knowingly accept for deposit
under the Deposit Agreement any Shares
required to be registered under the
provisions of the Securities Act of 1933,
unless a registration statement is in effect as
to such Shares.
4.	LIABILITY OF OWNER FOR
TAXES.
      If any tax or other governmental
charge shall become payable with respect to
any Receipt or any Deposited Securities
corresponding hereto, such tax or other
governmental charge shall be payable by
the Owner hereof to the Depositary.  The
Depositary may refuse to effect any transfer
of this Receipt or any withdrawal of
Deposited Securities corresponding to
American Depositary Shares evidenced by
such Receipt until such payment is made,
and may withhold any dividends or other
distributions, or may sell for the account of
the Owner hereof any part or all of the
Deposited Securities corresponding to the
American Depositary Shares evidenced by
this Receipt, and may apply such dividends
or other distributions or the proceeds of any
such sale in payment of such tax or other
governmental charge and the Owner hereof
shall remain liable for any deficiency.
5.	WARRANTIES OF
DEPOSITORS.
      Every person depositing Shares
under the Deposit Agreement shall be
deemed thereby to represent and warrant
that such Shares and each certificate
therefor are validly issued, fully paid,
nonassessable, and free of any preemptive
rights of the holders of outstanding Shares
and that the person making such deposit is
duly authorized so to do.  Every such
person shall also be deemed to represent
that the deposit of such Shares and the sale
of Receipts evidencing American
Depositary Shares representing such Shares
by that person are not restricted under the
Securities Act of 1933.  Such
representations and warranties shall survive
the deposit of Shares and issuance of
Receipts.
6.	FILING PROOFS,
CERTIFICATES, AND
OTHER INFORMATION.
      Any person presenting Shares for
deposit or any Owner of a Receipt may be
required from time to time to file with the
Depositary or the Custodian such proof of
citizenship or residence, exchange control
approval, payment of applicable French or
other taxes or governmental charges or
legal or beneficial ownership or such
information relating to the registration of
the Shares on the books of the Company or
 the Foreign Registrar, if applicable, to
execute such certificates and to make such
representations and warranties, as the
Depositary may deem necessary or proper
or the Company may reasonably require
upon written request to the Depositary or
the Custodian.  The Depositary may
withhold the delivery or registration of
transfer of any Receipt or the distribution of
any dividend or sale or distribution of rights
or of the proceeds thereof or the delivery of
any Deposited Securities until such proof or
other information is filed or such
certificates are executed or such
representations and warranties are made
pertaining to the Receipt.  No Shares shall
be accepted for deposit unless accompanied
by evidence satisfactory to the Depositary
that any necessary approval has been
granted by the governmental body in The
Republic of France, if any, which is then
performing the function of the regulation of
currency exchange or which has jurisdiction
over foreign investment or regulates foreign
ownership of French companies.
7.	CHARGES OF DEPOSITARY.
      The Company agrees to pay the
fees, reasonable expenses and outofpocket
charges of the Depositary and those of any
Registrar only in accordance with
agreements in writing entered into between
the Depositary and the Company from time
to time.  The Depositary shall present its
statement for such charges and expenses to
the Company once every three months.  The
charges and expenses of the Custodian are
for the sole account of the Depositary.
      The following charges shall be
incurred by any party depositing or
withdrawing Shares or by any party
surrendering Receipts or to whom Receipts
are issued (including, without limitation,
issuance pursuant to a stock dividend or
stock split declared by the Company or an
exchange regarding the Receipts or
Deposited Securities or a distribution of
Receipts pursuant to Section 4.3 of the
Deposit Agreement), whichever applicable:
(1) taxes and other governmental charges,
(2) such registration fees as may from time
to time be in effect for the registration of
transfers of Shares generally on the Share
register of the Company or Foreign
Registrar and applicable to transfers of
Shares to the name of the Depositary or its
nominee or the Custodian or its nominee on
the making of deposits or withdrawals
under the Deposit Agreement, (3) such
cable, telex and facsimile transmission
expenses as are expressly provided in the
Deposit Agreement, (4) such expenses as
are incurred by the Depositary in the
conversion of Foreign Currency pursuant to
Section 4.5 of the Deposit Agreement, (5) a
fee of USD 5.00 or less per 100 American
Depositary Shares (or portion thereof) for
the execution and delivery of Receipts
pursuant to Section 2.3, 4.3 or 4.4 of the
Deposit Agreement, and the surrender of
Receipts pursuant to Section 2.5 or 6.2 of
the Deposit Agreement, (6) to the extent
permitted by any securities exchange on
which the American Depositary Shares may
be listed for trading a fee of USD.02 or less per
American Depositary Share (or portion
thereof) for any cash distribution made
pursuant to the Deposit Agreement
including, but not limited to, Sections 4.1
through 4.4 thereof, and (7) a fee for the
distribution of securities pursuant to
Section 4.2 of the Deposit Agreement, such
fee being in an amount equal to the fee for
the execution and delivery of American
Depositary Shares referred to above which
would have been charged as a result of the
deposit of such securities (for purposes of
this clause (7) treating all such securities as
if they were Shares), but which securities
are instead distributed by the Depositary to
Owners.
      The Depositary, subject to Section
2.9 of the Deposit Agreement, may own
and deal in any class of securities of the
Company and its affiliates and in Receipts.
8.	PRERELEASE OF RECEIPTS.
      In its capacity as Depositary, the
Depositary shall not deliver Shares prior to
the receipt and cancellation of American
Depositary Shares, provided, however, that,
notwithstanding Section 2.3 of the Deposit
Agreement, the Depositary may execute
and deliver Receipts prior to the receipt of
Shares pursuant to Section 2.2 of the
Deposit Agreement (PreRelease).  The
Depositary may, pursuant to Section 2.5 of
the Deposit Agreement, deliver Shares
upon the receipt and cancellation of
Receipts which have been PreReleased,
whether or not such cancellation is prior to
the termination of such PreRelease or the
Depositary knows that such Receipt has
been PreReleased.  The Depositary may
receive Receipts in lieu of Shares in
satisfaction of a PreRelease.  Each Pre
Release shall be (a) preceded or
accompanied by a written representation
from the person to whom Receipts are to be
delivered that such person, or its customer,
owns the Shares or Receipts to be remitted,
as the case may be, (b) at all times fully
collateralized with cash or such other
collateral as the Depositary deems
appropriate, (c) terminable by the
Depositary on not more than five (5)
business days notice, and (d) subject to
such further indemnities and credit
regulations as the Depositary deems
appropriate.  The number of American
Depositary Shares which are outstanding at
any time as a result of PreReleases will not
normally exceed thirty percent (30%) of the
Shares deposited under the Deposit
Agreement; provided, however, that the
Depositary reserves the right to change or
disregard such limit from time to time as it
deems appropriate.
      The Depositary may retain for its
own account any compensation received by
it in connection with the foregoing.
9.	TITLE TO RECEIPTS.
      It is a condition of this Receipt and
every successive holder and Owner of this
Receipt by accepting or holding the same
consents and agrees, that title to this
Receipt (and to the American Depositary
Shares evidenced thereby), when properly
endorsed or accompanied by proper
instruments of transfer, is transferable by
delivery with the same effect as in the case
of a negotiable instrument, provided,
however, that the Depositary,
notwithstanding any notice to the contrary,
may treat the person in whose name this
Receipt is registered on the books of the
Depositary as the absolute owner hereof for
the purpose of determining the person
entitled to distribution of dividends or other
distributions or to any notice provided for
in the Deposit Agreement or for all other
purposes.
10.	VALIDITY OF RECEIPT.
      This Receipt shall not be entitled to
any benefits under the Deposit Agreement
or be valid or obligatory for any purpose,
unless this Receipt shall have been
executed by the Depositary by the manual
or facsimile signature of a duly authorized
signatory of the Depositary and, if a
Registrar for the Receipts shall have been
appointed, countersigned by the manual or
facsimile signature of a duly authorized
officer of the Registrar.
11.	REPORTS; INSPECTION OF
TRANSFER BOOKS.
      The Company currently is subject to
the periodic reporting requirements of the
Securities Exchange Act of 1934 and,
accordingly, files certain reports with the
Securities and Exchange Commission
(hereinafter called the Commission).  Such
reports will be available for inspection and
copying by holders and Owners at the
public reference facilities maintained by the
Commission located at 450 Fifth Street,
N.W., Washington, D.C. 20549.
      The Depositary will make available
for inspection by Owners of Receipts at its
Corporate Trust Office any reports and
communications, including any proxy
soliciting material, received from the
Company which are both (a) received by
the Depositary as the holder of the
Deposited Securities and (b) made
generally available to the holders of such
Deposited Securities by the Company.  The
Depositary will also send to Owners of
Receipts copies of such reports when
furnished by the Company pursuant to
Section 5.6 of the Deposit Agreement. Any
such reports and communications,
including any such proxy solicitation
material furnished to the Depositary by the
Company, will be furnished in French,
unless the Company determines in its
discretion to furnish such materials or any
of them in English or unless such materials
are required to be furnished in English as
provided in Section 5.6 of the Deposit
Agreement.
      The Depositary shall keep books for
the registration of Receipts and transfers of
Receipts which at all reasonable times shall
be open for inspection by the Owners of
Receipts and the Company provided that
such inspection shall not be for the purpose
of communicating with Owners of Receipts
in the interest of a business or object other
than the business of the Company or a
matter related to the Deposit Agreement or
the Receipts.
12.	DIVIDENDS AND
DISTRIBUTIONS.
      Whenever the Depositary receives
any cash dividend or other cash distribution
on any Deposited Securities, the Depositary
shall, subject to the terms of the Deposit
Agreement, convert such dividend or
distribution into Dollars and shall distribute
the amount thus received (net of the fees of
the Depositary as provided in Section 5.9 of
the Deposit Agreement, if applicable) to the
Owners of Receipts entitled thereto, in
proportion to the number of American
Depositary Shares corresponding to such
Deposited Securities held by them
respectively; provided, however, that in the
event that the Company, the Custodian or
the Depositary shall be required to withhold
and does withhold from such cash dividend
or such other cash distribution in respect of
any Deposited Securities an amount on
account of taxes, the amount distributed to
the Owners of the Receipts evidencing
American Depositary Shares corresponding
to such Deposited Securities shall be
reduced accordingly.
      Subject to the provisions of
Sections 4.11 and 5.9 of the Deposit
Agreement, whenever the Depositary
receives any distribution other than a
distribution described in Sections 4.1, 4.3
or 4.4 of the Deposit Agreement, the
Depositary shall cause the securities or
property received by it to be distributed to
the Owners of Receipts entitled thereto, in
proportion to the number of American
Depositary Shares corresponding to such
Deposited Securities held by them
respectively, in any manner that the
Depositary may deem equitable and
practicable for accomplishing such
distribution; provided, however, that if in
the opinion of the Depositary such
distribution cannot be made proportionately
among the Owners of Receipts entitled
thereto, or if for any other reason
(including, but not limited to, any
requirement that the Company or the
Depositary withhold an amount on account
of taxes or other governmental charges or
that such securities must be registered
under the Securities Act of 1933 in order to
be distributed to Owners or holders) the
Depositary deems such distribution not to
be feasible, the Depositary may adopt such
method as it may deem equitable and
practicable for the purpose of effecting such
distribution, including, but not limited to,
the public or private sale of the securities or
property thus received, or any part thereof,
and the net proceeds of any such sale (net
of the fees of the Depositary as provided in
Section 5.9 of the Deposit Agreement) shall
be distributed by the Depositary to the
Owners of Receipts entitled thereto as in
the case of a distribution received in cash.
      If any distribution upon any
Deposited Securities consists of a dividend
in, or free distribution of, Shares, the
Depositary may and shall if the Company
shall so request, distribute to the Owners of
outstanding Receipts entitled thereto, in
proportion to the number of American
Depositary Shares corresponding to such
Deposited Securities held by them
respectively, additional Receipts evidencing
an aggregate number of American
Depositary Shares entitling the Owner
thereof to receive the amount of Shares
received as such dividend or free
distribution, subject to the terms and
conditions of the Deposit Agreement with
respect to the deposit of Shares and the
issuance of American Depositary Shares
evidenced by Receipts, including the
withholding of any tax or other
governmental charge as provided in Section
4.11 of the Deposit Agreement and the
payment of the fees of the Depositary as
provided in Section 5.9 of the Deposit
Agreement.  In lieu of delivering Receipts
for fractional American Depositary Shares
in any such case, the Depositary shall sell
the amount of Shares corresponding to the
aggregate of such fractions and distribute
the net proceeds, all in the manner and
subject to the conditions set forth in Section
4.1 of the Deposit Agreement.  If additional
Receipts are not so distributed, each
American Depositary Share shall
thenceforth also entitle the Owner thereof
to receive the additional Shares distributed
upon the Deposited Securities
corresponding thereto.
      In the event that the Depositary
determines that any distribution in property
(including Shares and rights to subscribe
therefor) is subject to any tax or other
governmental charge which the Depositary
is obligated to withhold, the Depositary
may by public or private sale dispose of all
or a portion of such property (including
Shares and rights to subscribe therefor) in
such amounts and in such manner as the
Depositary deems necessary and practicable
to pay any such taxes or charges, and the
Depositary shall distribute the net proceeds
of any such sale after deduction of such
taxes or charges to the Owners of Receipts
entitled thereto.
      The Depositary agrees to use
reasonable efforts to follow the procedures
established by the French Treasury to
enable U.S. resident Beneficial Owners
eligible to recover any excess French
withholding taxes initially withheld or
deducted with respect to dividends and
other distributions of the Company to such
Beneficial Owners, and to receive any
payment in respect to the avoir fiscal for
which such Beneficial Owner may be
eligible from the French Treasury.  To
effect such recovery and receipt, the
Depositary shall provide U.S. resident
Owners, and any other holders, upon
request, with the appropriate French tax
forms and instructions for completing such
forms, which shall be provided by the
Company to the Depositary, and shall
advise such U.S. resident Owners to return
such forms to it properly completed and
executed.  Upon receipt of such forms
properly completed and executed by U.S.
resident Owners, the Depositary shall
promptly cause them to be filed with the
appropriate French tax authorities, and
upon receipt of any resulting remittance, the
Depositary shall distribute to the Owners
entitled thereto, as soon as practicable, the
proceeds thereof in Dollars in accordance
with Section 4.5. of the Deposit Agreement.
13.	CONVERSION OF FOREIGN
CURRENCY.
      Whenever the Depositary shall
receive foreign currency by way of
dividends or other distributions or the net
proceeds from the sale of securities,
property or rights, and if at the time of the
receipt thereof the foreign currency so
received can in the judgment of the
Depositary be converted on a reasonable
basis into Dollars and the resulting Dollars
transferred to the United States, the
Depositary shall convert or cause to be
converted, by sale or in any other manner
that it may determine, such foreign
currency into Dollars, and such Dollars
shall be distributed to the Owners entitled
thereto or, if the Depositary shall have
distributed any warrants or other
instruments which entitle the holders
thereof to such Dollars, then to the holders
of such warrants and/or instruments upon
surrender thereof for cancellation.  Such
distribution may be made upon an averaged
or other practicable basis without regard to
any distinctions among Owners on account
of exchange restrictions, the date of
delivery of any Receipt or otherwise and
shall be net of any expenses of conversion
into Dollars incurred by the Depositary as
provided in Section 5.9 of the Deposit
Agreement.
      If such conversion or distribution
can be effected only with the approval or
license of any government or agency
thereof, the Depositary shall file such
application for approval or license, if any,
as it may deem desirable.
      If at any time the Depositary shall
determine that in its judgment any foreign
currency received by the Depositary is not
convertible on a reasonable basis into
Dollars transferable to the United States or
if any approval or license of any
governmental authority or agency thereof
which is required for such conversion is
denied or in the opinion of the Depositary is
not obtainable, or if any such approval or
license is not obtained within a reasonable
period as determined by the Depositary, the
Depositary may distribute the foreign
currency (or an appropriate document
evidencing the right to receive such foreign
currency) received by the Depositary to, or
in its discretion may hold such foreign
currency uninvested and without liability
for interest thereon for the respective
accounts of, the Owners entitled to receive
the same.
      If any such conversion of foreign
currency, in whole or in part, cannot be
effected for distribution to some of the
Owners entitled thereto, the Depositary may
in its discretion make such conversion and
distribution in Dollars to the extent
permissible to the Owners entitled thereto
and may distribute the balance of the
foreign currency received by the Depositary
to the Owners entitle thereto, or hold such
balance uninvested and without liability for
interest thereon for the respective accounts
of, the Owners entitled thereto.
14.	RIGHTS.
      In the event that the Company shall
offer or cause to be offered to the holders of
any Deposited Securities any rights to
subscribe for additional Shares or any rights
of any other nature, the Depositary shall
have discretion as to the procedure to be
followed in making such rights available to
any Owners or in disposing of such rights
on behalf of any Owners and making the
net proceeds available to such Owners or, if
by the terms of such rights offering or, for
any other reason, the Depositary may not
either make such rights available to any
Owners or dispose of such rights and make
the net proceeds available to such Owners,
then the Depositary shall allow the rights to
lapse.  If at the time of the offering of any
rights the Depositary determines in its
discretion that it is lawful and feasible to
make such rights available to all Owners or
to certain Owners but not to other Owners,
the Depositary may distribute, to any
Owner to whom it determines the
distribution to be lawful and feasible, in
proportion to the number of American
Depositary Shares held by such Owner,
warrants or other instruments therefor in
such form as it deems appropriate.
      In circumstances in which rights
would otherwise not be distributed, if an
Owner of Receipts requests the distribution
of warrants or other instruments in order to
exercise the rights allocable to the
American Depositary Shares of such Owner
under the Deposit Agreement, the
Depositary will make such rights available
to such Owner upon written notice from the
Company to the Depositary that (a) the
Company has elected in its sole discretion
to permit such rights to be exercised and (b)
such Owner has executed such documents
as the Company has determined in its sole
discretion are reasonably required under
applicable law.
      If the Depositary has distributed
warrants or other instruments for rights to
all or certain Owners, then upon instruction
from such an Owner pursuant to such
warrants or other instruments to the
Depositary from such Owner to exercise
such rights, upon payment by such Owner
to the Depositary for the account of such
Owner of an amount equal to the purchase
price of the Shares to be received upon the
exercise of the rights, and upon payment of
the fees of the Depositary and any other
charges as set forth in such warrants or
other instruments, the Depositary shall, on
behalf of such Owner, exercise the rights
and purchase the Shares, and the Company
shall cause the Shares so purchased to be
delivered to the Depositary on behalf of
such Owner.  As agent for such Owner, the
Depositary will cause the Shares so
purchased to be deposited pursuant to
Section 2.2 of the Deposit Agreement, and
shall, pursuant to Section 2.3 of the Deposit
Agreement, execute and deliver Receipts to
such Owner.  In the case of a distribution
pursuant to this paragraph, such Receipts
shall be legended, if required, in accordance
with applicable U.S. laws, and shall be
subject to the appropriate restrictions on
sale, deposit, cancellation, and transfer
under such laws.
      If the Depositary determines in its
discretion that it is not lawful and feasible
to make such rights available to all or
certain Owners, it shall, if possible, sell the
rights, warrants or other instruments in
proportion to the number of American
Depositary Shares held by the Owners to
whom it has determined it may not lawfully
or feasibly make such rights available, and
allocate the net proceeds of such sales (net
of the fees of the Depositary as provided in
Section 5.9 of the Deposit Agreement and
all taxes and governmental charges payable
in connection with such rights and subject
to the terms and conditions of the Deposit
Agreement) for the account of such Owners
otherwise entitled to such rights, warrants
or other instruments, upon an averaged or
other practical basis without regard to any
distinctions among such Owners because of
exchange restrictions or the date of delivery
of any Receipt or otherwise.
      The Depositary will not offer rights
to Owners unless both the rights and the
securities to which such rights relate are
either exempt from registration under the
Securities Act of 1933 with respect to a
distribution to Owners or are registered
under the provisions of such Act.  If an
Owner of Receipts requests distribution of
warrants or other instruments,
notwithstanding that there has been no such
registration under such Act, the Depositary
shall not effect such distribution unless it
has received an opinion from recognized
counsel in the United States for the
Company upon which the Depositary may
rely that such distribution to such Owner is
exempt from such registration.
      The Depositary shall not be
responsible for any failure to determine that
it may be lawful or feasible to make such
rights available to Owners in general or any
Owner in particular.
15.	RECORD DATES.
      Whenever any cash dividend or
other cash distribution shall become
payable or any distribution other than cash
shall be made, or whenever rights shall be
issued with respect to the Deposited
Securities, or whenever for any reason the
Depositary causes a change in the number
of Shares that are represented by each
American Depositary Share, or whenever
the Depositary shall receive notice of any
meeting of holders of Shares or other
Deposited Securities, the Depositary shall
fix a record date (a) for the determination of
the Owners of Receipts who shall be (i)
entitled to receive such dividend,
distribution or rights or the net proceeds of
the sale thereof or (ii) entitled to give
instructions for the exercise of voting rights
at any such meeting, (b) on or after which
each American Depositary Share represent
the changed number of Shares.  Subject to
the provisions of Sections 4.1 through 4.5
of the Deposit Agreement and to the other
terms and conditions of the Deposit
Agreement, the Owners on such record date
shall be entitled, as the case may be, to
receive the amount distributable by the
Depositary with respect to such dividend or
other distribution or such rights or the net
proceeds of sale thereof in proportion to the
number of American Depositary Shares
held by them respectively and to give
voting instructions and to act in respect of
any other such matter.
16.	VOTING OF SHARES.
      Upon receipt of notice of any
meeting of holders of Shares or other
Deposited Securities, the Depositary shall,
as soon as practicable thereafter, mail to the
Owners (a) a summary in English of the
notice of such meeting sent by the
Company to the Depositary pursuant to
Section 5.6 of the Deposit Agreement, (b) a
statement that the Owners and holders of
Receipts as of the close of business on a
record date established by the Depositary
pursuant to Section 4.6 of the Deposit
Agreement will be entitled, subject to any
applicable provisions of French law, the
statutes of the Company and the Deposited
Securities (including any applicable
provisions relating to double voting rights,
if any, pertaining to the Shares or other
Deposited Securities represented by such
Owners American Depositary Shares) to
instruct the Depositary as to the exercise of
the voting rights, if any, pertaining to the
amount of Shares or other Deposited
Securities represented by their respective
American Shares, (c) summaries in English
of any materials or other documents
provided by the Company for the purpose
of enabling such Owner to exercise such
voting rights and (d) a statement as to the
manner in which such instructions may be
given to the Depositary, including a
statement as to the manner in which Shares
with respect to which the Depositary does
not receive properly completed voting
instructions or receives a blank proxy will
be voted, and setting forth the date
established by the Depositary for the receipt
of such instructions (the Receipt Date).
      In accordance with French
Company law and the statutes of the
Company, Shares that have been registered
in the name of the same holder for at least
two consecutive years will be entitled to
double voting rights. Similarly, American
Depositary Shares the Receipts in respect of
which have been held by the same [Owner]
for two consecutive years or more, and that
have been held in registered form for two
years or more will be entitled to double
voting rights.  No other American
Depositary Shares will be entitled to double
voting rights.  Therefore, in order to be
eligible for double voting rights, each
Owner must [(i) request that the Depositary
hold Shares in registered form as provided
in Section 2.2 of the Deposit Agreement]
and (ii) hold Receipts in registered form
(i.e., registered in the name of such holder
in the books of the Depositary).
            Upon receipt by the
Depositary of properly completed voting
instructions, on or before the Receipt Date,
the Depositary shall either, in its discretion,
vote such Deposited Securities in
accordance with such instructions or
forward such instructions to the Custodian,
and the Custodian shall endeavor, insofar as
practicable and permitted under any
applicable provisions of French law, the
statutes of the Company and the Deposited
Securities, to vote or cause to be voted the
Deposited Securities in accordance with
any nondiscretionary instructions set forth
in such request.  The Depositary shall not
vote or attempt to exercise the right to vote
that attaches to the Shares or other
Deposited Securities other than in
accordance with such instructions or in
accordance with the statement under (d)
above as to the manner in which Shares
with respect to which the Depositary does
not receive properly completed voting
instructions or receives a blank proxy will
be voted.
      The Depositary will take no action
to impair the ability of the Custodian to
vote the number of Shares (including the
Shares held by the Depositary in registered
form which may be entitled to double
voting rights) necessary to carry out the
instructions of all Owners under Section 4.7
of the Deposit Agreement.
17.	CHANGES AFFECTING
DEPOSITED
SECURITIES.
      In circumstances where the
provisions of Section 4.3 of the Deposit
Agreement do not apply, upon any change
in nominal value, change in par value,
splitup, consolidation, or any other
reclassification of Deposited Securities, or
upon any recapitalization, reorganization,
merger or consolidation, or sale of assets
affecting the Company or to which it is a
party, any securities which shall be received
by the Depositary or a Custodian in
exchange for or in conversion of or in
respect of Deposited Securities shall be
treated as new Deposited Securities under
the Deposit Agreement, and American
Depositary Shares shall thenceforth
represent the right to receive the new
Deposited Securities so received in
exchange or conversion, unless additional
Receipts are delivered pursuant to the
following sentence.  In any such case the
Depositary may with the Companys
approval, and shall if the Company shall so
request, execute and deliver additional
Receipts as in the case of a dividend in
Shares, or call for the surrender of
outstanding Receipts to be exchanged for
new Receipts specifically describing such
new Deposited Securities.
      If such exchange would result in the
issuance of new Receipts representing in
whole or in part fractions of American
Depositary Shares, the Depositary shall sell
the amount of Shares represented by the
aggregate of such fractions at a public or
private sale, at such place, or places and
upon such terms as it may deem proper.
The Depositary shall allocate the net
proceeds of such sale to the accounts of the
Owners otherwise entitled to such fractions
and distribute the net proceeds so allocated
to the extent practicable as in the case of a
distribution received in cash pursuant to
Section 4.1 of the Deposit Agreement.
18.	LIABILITY OF THE
COMPANY AND
DEPOSITARY.
      Neither the Depositary nor the
Company nor any of their directors,
employees, agents or controlling persons
(as defined under the Securities Act of
1933) shall incur any liability to any Owner
or holder of any Receipt, if by reason of any
provision of any present or future law of the
United States, The Republic of France, or
any other country, or of any other
governmental or regulatory authority or
stock exchange, or by reason of any
provision, present or future, of the statuts of
the Company, or the Deposited Securities
or by reason of any act of God or war or
other circumstances beyond its control, the
Depositary or the Company nor any of their
directors, employees, agents or controlling
persons (as defined under the Securities Act
of 1933) shall be prevented or forbidden
from or be subject to any civil or criminal
penalty on account of doing or performing
any act or thing which by the terms of the
Deposit Agreement it is provided shall be
done or performed; nor shall the Depositary
or the Company incur any liability to any
Owner or holder of a Receipt by reason of
any nonperformance or delay, caused as
aforesaid, in the performance of any act or
thing which by the terms of the Deposit
Agreement it is provided shall or may be
done or performed, or by reason of any
exercise of, or failure to exercise, any
discretion provided for in the Deposit
Agreement.  Where, by the terms of a
distribution pursuant to Sections 4.1, 4.2, or
4.3 of the Deposit Agreement, or an
offering or distribution pursuant to Section
4.4 of the Deposit Agreement, or for any
other reason, such distribution or offering
may not be made available to Owners of
Receipts, and the Depositary may not
dispose of such distribution or offering on
behalf of such Owners and make the net
proceeds available to such Owners, then the
Depositary shall not make such distribution
or offering, and shall allow any rights, if
applicable, to lapse.  Neither the Company
nor the Depositary assumes any obligation
or shall be subject to any liability under the
Deposit Agreement to Owners or holders of
Receipts, except that they agree to perform
their obligations specifically set forth in the
Deposit Agreement without negligence or
bad faith.  The Depositary shall not be
subject to any liability with respect to the
validity or worth of the Deposited
Securities.  Neither the Depositary nor the
Company nor any of their directors,
employees and agents shall be under any
obligation to appear in, prosecute or defend
any action, suit, or other proceeding in
respect of any Deposited Securities or in
respect of the Receipts, which in its opinion
may involve it in expense or liability,
unless indemnity satisfactory to it against
all expense and liability shall be furnished
as often as may be required, and the
Custodian shall not be under any obligation
whatsoever with respect to such
proceedings, the responsibility of the
Custodian being solely to the Depositary.
Neither the Depositary nor the Company
nor any of their directors, employees,
agents or controlling persons (as defined
under the Securities Act of 1933) shall be
liable for any action or nonaction by them
in reliance upon the advice of or
information from legal counsel,
accountants, any person presenting Shares
for deposit, any Owner or holder of a
Receipt, or any other person believed by it
in good faith to be competent to give such
advice or information.  Each of the
Depositary, the Company and their
respective directors, employees, agents and
controlling persons (as defined under the
Securities Act of 1933) may rely and shall
be protected in acting upon any written
notice, request, direction or other document
believed by such person to be genuine and
to have been signed or presented by the
proper party or parties.
      The Depositary shall not be liable
for any acts or omissions made by a
successor depositary whether in connection
with a previous act or omission of the
Depositary or in connection with a matter
arising wholly after the removal or
resignation of the Depositary, provided that
in connection with the issue out of which
such potential liability arises the Depositary
performed its obligations without
negligence or bad faith while it acted as
Depositary.  The Depositary shall not be
responsible for any failure to carry out any
instructions to vote any of the Deposited
Securities, or for the manner in which any
such vote is cast or the effect of any such
vote, provided that any such action or
omission to act is in good faith.  The
Company agrees to indemnify the
Depositary, its directors, employees, agents
and affiliates and the Custodian against,
and hold each of them harmless from, any
liability or expense (including, but not
limited to, the fees and expenses of
counsel) which may arise out of acts
performed or omitted, in accordance with
the provisions of the Deposit Agreement
and of the Receipts, as the same may be
amended, modified, or supplemented from
time to time, (i) by either the Depositary or
a Custodian or their respective directors,
employees, agents and affiliates, except for
any liability or expense arising out of the
negligence or bad faith of either of them, or
(ii) by the Company or any of its directors,
employees, agents and affiliates.  No
disclaimer of liability under the Securities
Act of 1933 is intended by any provision of
the Deposit Agreement.
19.	RESIGNATION AND
REMOVAL OF THE
DEPOSITARY.
      The Depositary may at any time
resign as Depositary under the Deposit
Agreement by written notice of its election
so to do delivered to the Company, such
resignation to take effect upon the
appointment of a successor depositary by
the Company and its acceptance of such
appointment as provided in the Deposit
Agreement.  The Depositary may at any
time be removed by the Company by 90
days prior written notice of such removal,
effective upon the later to occur of (i) the
90th day after delivery of the notice to the
Depositary or (ii) the appointment of a
successor depositary and its acceptance of
such appointment as provided in the
Deposit Agreement.  Whenever the
Depositary in its discretion determines that
it is in the best interest of the Owners of
Receipts to do so, it may appoint a
substitute or additional custodian or
custodians which shall thereafter be one of
the Custodians, hereunder.
20.	AMENDMENT.
      The form of the Receipts and any
provisions of the Deposit Agreement may
at any time and from time to time be
amended by agreement between the
Company and the Depositary in any respect
which they may deem necessary or
desirable.  Any amendment which shall
impose or increase any fees or charges
(other than taxes and other governmental
charges, registration fees, cable, telex or
facsimile transmission costs, delivery costs
or other such expenses), or which shall
otherwise prejudice any substantial existing
right of Owners of Receipts, shall,
however, not become effective as to
outstanding Receipts until the expiration of
thirty days after notice of such amendment
shall have been given to the Owners of
outstanding Receipts.  Every Owner of a
Receipt at the time any amendment so
becomes effective shall be deemed, by
continuing to hold such Receipt, to consent
and agree to such amendment and to be
bound by the Deposit Agreement or
Receipts as amended thereby.  In no event
shall any amendment impair the right of the
Owner of any Receipt to surrender such
Receipt and receive therefor the Deposited
Securities represented thereby except in
order to comply with mandatory provisions
of applicable law.
21.	TERMINATION OF DEPOSIT
AGREEMENT.
      The Depositary shall at any time at
the direction of the Company terminate the
Deposit Agreement by mailing notice of
such termination to the Owners of all
Receipts then outstanding at least 30 days
prior to the date fixed in such notice for
such termination.  The Depositary may
likewise terminate the Deposit Agreement
by mailing notice of such termination to the
Company and the Owners of all Receipts
then outstanding if at any time 60 days shall
have expired after the Depositary shall have
delivered to the Company a written notice
of its election to resign and a successor
depositary shall not have been appointed
and accepted its appointment as provided in
the Deposit Agreement.  On and after the
date of termination, the Owner of a Receipt,
will upon (a) surrender of such Receipt at
the Corporate Trust Office of the
Depositary, (b) payment of the fee of the
Depositary for the surrender of Receipts
referred to in Section 2.5 of the Deposit
Agreement, and (c) payment of any
applicable taxes or governmental charges,
will be entitled to delivery, to him or upon
his order, of the amount of Deposited
Securities represented by the American
Depositary Shares evidenced by such
Receipt.  If any Receipts shall remain
outstanding after the date of termination,
the Depositary thereafter shall discontinue
the registration of transfers of Receipts,
shall suspend the distribution of dividends
to the Owners thereof, and shall not give
any further notices or perform any further
acts under the Deposit Agreement, except
that the Depositary shall continue to collect
dividends and other distributions pertaining
to Deposited Securities, shall sell rights as
provided in the Deposit Agreement, and
shall continue to deliver Deposited
Securities, together with any dividends or
other distributions received with respect
thereto and the net proceeds of the sale of
any rights or other property, in exchange for
Receipts surrendered to the Depositary
(after deducting, in each case, the fee of the
Depositary for the surrender of a Receipt,
any expenses for the account of the Owner
of such Receipt in accordance with the
terms and conditions of the Deposit
Agreement, and any applicable taxes or
governmental charges).  At any time after
the expiration of one year from the date of
termination, the Depositary may sell the
Deposited Securities then held under the
Deposit Agreement and may thereafter hold
uninvested the net proceeds of any such
sale, together with any other cash then held
by it thereunder, unsegregated and without
liability for interest, for the pro rata benefit
of the Owners of Receipts which have not
theretofore been surrendered, such Owners
thereupon becoming general creditors of the
Depositary with respect to such net
proceeds.  After making such sale, the
Depositary shall be discharged from all
obligations under the Deposit Agreement,
except to account for such net proceeds and
other cash (after deducting, in each case,
the fee of the Depositary for the surrender
of a Receipt, any expenses for the account
of the Owner of such Receipt in accordance
with the terms and conditions of the
Deposit Agreement, and any applicable
taxes or governmental charges). Upon the
termination of the Deposit Agreement, the
Company shall be discharged from all
obligations under the Deposit Agreement
except for its obligations to the Depositary
under Sections 5.8 and 5.9 of the Deposit
Agreement.
22.	INFORMATION REQUESTS.
      The Company may from time to
time request Owners of Receipts to provide
information as to the capacity in which
such Owners own or owned Receipts and
regarding the identity of any other persons
then or previously interested in such
Receipts as to the nature of such interest
and various other matters.  The Depositary
agrees to use reasonable efforts to comply
with written instructions received from the
Company requesting that the Depositary
forward any such requests to the Owner and
to forward to the Company any responses to
such requests received by the Depositary.
23.	DISCLOSURE OF INTEREST.
      Notwithstanding any other
provisions of the Deposit Agreement, each
Owner and holder of Receipts agrees to
comply with the Companys statuts, as they
may be amended from time to time, and the
laws of The Republic of France, if
applicable, with respect to the disclosure
requirements regarding ownership of
Shares, all as if such Receipts were, for this
purpose, the Shares corresponding thereto.
      In order to facilitate compliance
with the notification requirements, an
Owner or holder of Receipts may deliver
any notification to the Depositary with
respect to Shares corresponding to
American Depositary Shares, and the
Depositary shall, as soon as practicable,
forward such notification to the Company
and, if applicable the Societe des Bourses
Francaises, or any other authorities in The
Republic of France.
      French law provides that any
individual or entity, acting alone or in
concert with others, that holds, directly or
indirectly, more than 5%, 10%, 20%, 33
1/3%, 50% or 66 2/3% of the Companys
outstanding shares or voting rights or that
increases or decreases its shareholding or
voting rights thereof, above or below any of
those percentages, must notify the
Company within 15 calendar days of the
date it crosses such thresholds of the
number of shares it holds and their voting
rights it holds.  Such individual or entity
must also notify the Conseil des Marches
Financiers, the selfregulatory organization
that has general regulatory authority over
the French stock exchanges and whose
members include representatives of French
stockbrokers, by registered letter (with
return receipt) within five trading days of
crossing such threshold.  Any shareholder
who fails to comply with these
requirements may have all or part of its
voting rights suspended for up to five (5)
years by the commercial court at the request
of the Companys Chairman, any of the
Companys shareholders or French
regulatory authorities.
	In addition, the Companys bylaws
provide that every person who, acting alone
or in concert with others, holds or comes
into possession of shares representing 1%,
or any multiple of 1%, of the Companys
share capital or voting rights, or whose
holding falls below any such threshold, is
required to notify the Company of such fact
by registered letter (with return receipt)
within 15 days of crossing such threshold.
Failure to comply with such notification
provisions will result in the suspension, for
a minimum of two years and up to a
maximum of five years, of the voting rights
attached to the shares exceeding the
threshold of which notice should have been
given.  This penalty will be applied only
pursuant to a request, recorded in the
minutes of the shareholders meeting, by one
or more shareholders holding shares
representing at least 1% of the Companys
share capital.
24.	COMPLIANCE WITH U.S.
SECURITIES LAWS.
      Notwithstanding any terms of the
Deposit Agreement to the contrary, the
Company and the Depositary each agrees
that it will not exercise any rights it has under the Deposit Agreement to prevent the withdrawal or delivery of Deposited
Securities in a manner which would violate the United States securities laws, including, but not limited to, Section I.A(1) of the General Instructions to the Form F6
Registration Statement, as amended from
time to time, under the Securities Act of 1933.







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